EXHIBIT 99.1

BJ's Restaurants Opens in Fort Worth, Texas and Anaheim Hills, California

HUNTINGTON BEACH, Calif., Nov. 1, 2011 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its two newest restaurants in Fort Worth, Texas, and Anaheim Hills, California, on October 31, 2011.

The new Fort Worth, Texas BJ's Restaurant & Brewhouse is located at the intersection of Hulen St. and I-20 as the latest addition to Hulen Mall. The restaurant is approximately 8,500 square feet, contains seating for approximately 265 guests, and features BJ's extensive menu including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary décor and unique video statement, including BJ's 103" plasma display as well as several high-definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

The new BJ's restaurant in Anaheim Hills, California is the Company's new, smaller footprint BJ's Grill™ restaurant that is initially intended to serve as a live research and development restaurant.  BJ's Grill™ contains approximately 4,600 interior square feet, seats approximately 140 guests and features many of BJ's most popular menu items including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's Grill™ also features an exhibition kitchen, a more contemporary design and decor package, different menus for lunch and dinner and a more personalized guest service model based on new point-of-sale technology driven by handheld tablets. In addition, the new restaurant features BJ's signature video statement, including a 103" plasma display and other high-definition flat panel televisions that create a high energy, fun and family-friendly dining environment for everyone to enjoy.  Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"With these two openings, we are pleased to successfully complete our targeted expansion goal for 2011, "said Jerry Deitchle, Chairman and CEO. "Our Fort Worth and Anaheim Hills restaurants represent our 12th and 13th new restaurants for this year. Our Fort Worth, Texas restaurant represents our ninth restaurant in the Dallas/Fort Worth market and our 24th restaurant in Texas, where we have achieved some of our strongest comparable restaurant sales results during the past several years. Our new BJ's Grill™ in Anaheim Hills, California is a smaller location in our home court market of Southern California that will initially serve as a live research and development restaurant for the Company.  We currently intend to gradually apply the successful R&D efforts from this restaurant to our larger-format Brewhouse restaurants over time.

"BJ's is looking forward to another successful year of expansion during 2012," continued Deitchle. "We currently plan to open as many as 15 new restaurants next year, and we also plan to relocate one older restaurant to a new location that can accommodate a larger, more productive facility. We continue to believe that BJ's will be one of just a few publicly-held casual dining restaurant companies that plans to achieve double-digit capacity growth during 2012 in terms of total restaurant operating weeks." Investors are reminded that the actual number and timing of new restaurant openings for any given period is subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities

BJ's Restaurants, Inc. currently owns and operates 115 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill™ brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (56), Texas (24), Arizona (6), Colorado (4), Oregon (2), Nevada (5), Florida (8), Ohio (3), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 56 of our current 115 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400.

CONTACT: BJ's Restaurants, Inc.
         (714) 500-2400